                                 AMENDMENT NO. 2
                             PARTICIPATION AGREEMENT

     The Participation Agreement (the "Agreement"), dated December 18, 1996 as amended May 1, 1997, by and among AIM Variable Insurance Funds, Inc., a Maryland corporation, A I M Distributors, Inc., a Delaware corporation, and ML Life Insurance Company of New York, a New York life insurance company, is hereby amended as follows:

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

--------------------------------------------------------------------------------------------------------------------------------
   FUNDS AVAILABLE UNDER THE CONTRACTS       SEPARATE ACCOUNTS UTILIZING THE FUNDS   CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
------------------------------------------- ---------------------------------------- -------------------------------------------
AIM V.I. Capital Appreciation Fund          Merrill Lynch Life Variable Annuity      Merrill Lynch Retirement Plus
AIM V.I. International Equity Fund          Separate Account A                       Merrill Lynch Investor Life
AIM V.I. Value Fund
                                            Merrill Lynch Variable Life Separate     Merrill Lynch Investor Life Plus
                                            Account
                                                                                     Merrill Lynch Estate Investor I
                                            Merrill Lynch Life Variable Life         Merrill Lynch Estate Investor II
                                            Separate Account II                      Prime Plan V, VI, 7

                                                                                     Prime Plan Investor

                                                                                     Merrill Lynch Retirement Power

--------------------------------------------------------------------------------------------------------------------------------

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date:   April  3, 2000

                                          AIM VARIABLE INSURANCE FUNDS, INC.


Attest:                                   By:
       ---------------------------            ---------------------------
           Assistant Secretary                        President
(SEAL)


                                          A I M DISTRIBUTORS, INC.


Attest:                                   By:
       ---------------------------            ---------------------------
           Assistant Secretary                        President
(SEAL)


                                          ML LIFE INSURANCE COMPANY OF NEW YORK


Attest:                                   By:
       ---------------------------            ---------------------------
           Assistant Secretary                        President
(SEAL)